UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 6, 2008

STEWART INFORMATION SERVICES CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION)	001-02658 (COMMISSION FILE NO.)	74-1677330 (I.R.S. EMPLOYER IDENTIFICATION NO.)

1980 Post Oak Blvd, Houston, Texas 77056
(Address Of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (713) 625-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On July 30, 2008, Stewart Information Services Corporation issued a press release regarding financial results for the three and six months ended June 30, 2008. On August 6, 2008, an updated press release was issued by Stewart Information Services Corporation regarding financial results for the three and six months ended June 30, 2008, and is attached hereto as Exhibit 99.1, and the release is incorporated herein by reference. The update to second quarter earnings is related to the discovery of additional information subsequent to the Company’s original earnings release on July 30, 2008 and prior to filing its quarterly report on Form 10-Q with the Securities and Exchange Commission. This additional information connected several claims to the same series of fraudulent transactions and resulted in the classification of the claims as a single large title claim.  The impact of this title policy claim resulted in a pretax charge of $3.0 million ($2.0 million after taxes, or $0.11 per share) to the three and six months ended June 30, 2008. This information is not deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) EXHIBITS

Exhibit No.             Description
99.1         Updated press release of Stewart Information Services Corporation dated August 6, 2008, reporting updated financial results for the three months and six months ended June 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART INFORMATION SERVICES CORPORATION
(Registrant)

By: /S/ Max Crisp
(Max Crisp, Executive Vice President,
Secretary, Treasurer, Director and Principal
Financial Officer)

Date: August 6, 2008